Exhibit 10.1

AMENDMENT TO MASTER NOVATION, STABILIZATION, CONTRIBUTION, ALLOCATION SERVICING AND ASSET MANAGEMENT AGREEMENT

THIS AMENDMENT TO MASTER NOVATION, STABILIZATION, CONTRIBUTION, ALLOCATION SERVICING AND ASSET MANAGEMENT AGREEMENT (this “Amendment”) is dated as of June 21, 2010 (the “Amendment Closing Date”), but effective as of June 30, 2010, among CENTERLINE HOLDING COMPANY, a Delaware statutory trust (“CHC”), CENTERLINE CAPITAL GROUP INC., a Delaware corporation (“CCG”), CENTERLINE AFFORDABLE HOUSING ADVISORS LLC, a Delaware limited liability company (“CAHA”), CENTERLINE GUARANTEED MANAGER LLC, a Delaware limited liability company (“Guaranteed Manager”), CENTERLINE FINANCIAL HOLDINGS LLC, a Delaware limited liability company (“CFin Holdings”), CENTERLINE MORTGAGE CAPITAL INC., a Delaware corporation (“CMC”) and NATIXIS FINANCIAL PRODUCTS INC., a Delaware corporation (“Natixis”).

HABENDUM

WHEREAS, the parties hereto have entered into that certain Master Novation, Stabilization, Contribution, Allocation, Servicing and Asset Management Agreement dated as of March 5, 2010 (the “Master Agreement”),

WHEREAS, Centerline Financial LLC (“CFin”) has entered into a back-to-back swap agreement with respect to the Investor Return Floor Agreement[s] (the “Existing CFin Series F BTB Swap Agreement[s]”) entered into between Natixis and Centerline Credit Enhanced Partnership LP-Series F-Number 1 (the “Series F Credit Enhanced Partnership”).

WHEREAS, in addition to the Novated BTB Transactions novated pursuant to the Master Agreement, the parties hereto desire to novate the transactions entered into under the Existing CFin Series F BTB Swap Agreement, which transactions will be novated to and assumed by CFin Holdings in place of CFin;

WHEREAS, CCG has prepared and submitted to Natixis five (5) proposed forms of Schedule B-1 Work-Out Agreements each of which are with respect to the respective Schedule B-1 Bonds and each of which Schedule B-1 Work-Out Agreements are attached hereto as Exhibit 3.1.1 (the “Approved Schedule B-1 Work-Out Agreements”).

WHEREAS, CCG has prepared and submitted to Natixis twelve (12) proposed forms of Schedule B-2 Preliminary Work-Out Agreements each of which are with respect to Schedule B-2 Bonds, each of which Schedule B-2 Preliminary Work-Out Agreement is attached hereto as Exhibit 3.1.4 (the “Approved Schedule B-2 Preliminary Work-Out Agreements”) and each of which, except as provided herein, provides support for the making of Stabilization Payments pursuant to a Limited Support Guaranty, the form of which is attached hereto as Exhibit B-4 hereto (the “Approved Limited Support Guaranty” and, collectively with the Approved Schedule B-1 Work-Out Agreements and the Approved Schedule B-2 Preliminary Work-Out Agreements, the “Work-Out Documents”);

WHEREAS, CCG desires to receive the consent and approval of Natixis to the execution and delivery of the Work-Out Documents and for Natixis to waive the Cash Freeze Event solely relating to the failure to deliver the Work-Out Agreements within 30 days of the Closing Date;

WHEREAS, the parties hereto desire to enter into this Amendment to provide for the novation of the Existing CFin Series F BTB Swap Agreement.

WHEREAS, the parties hereto desire to enter into this Amendment to provide for the forbearance of the exercise of remedies with respect to required Stabilization of the Bonds with respect to three investments in which the Series F Credit Enhanced Partnership has invested through Centerline Credit Enhanced Partners LP- Series F (the “Series F Fund”).

NOW, THEREFORE, in consideration for the covenants and agreements contained herein, the parties hereto agree as follows:

1.	Amendments to Master Agreement. The Master Agreement is hereby amended as follows:

1.1 Definitions.  Section 1.1 of the Master Agreement is amended as follows:

(i)   The definition of BTB Swap Agreements is amended and restated as follows:

BTB Swap Agreements.  Collectively, the Existing CCG BTB Swap Agreement, the Existing CFin BTB Swap Agreements, the CFin Holdings BTB Swap Agreements and the Existing CFin Series F BTB Swap Agreement.

(ii)  The definition of Cash Freeze Event is amended and restated as follows:

Cash Freeze Event.  Shall mean the occurrence of any of the following events:

(a)      any representation or warranty made or deemed made by or on behalf of any Centerline Party or Centerline Controlled Entity in or in connection with this Agreement, the Work-Out Agreements or the Subscription Agreement (collectively, the “Subject Agreements”) or any amendment or modification thereof, or any waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Subject Agreement or any amendment or modification thereof, or any waiver or thereunder (collectively, together with the Subject Agreements, the “Subject Documents”), shall be incorrect when made or deemed made in any material respect (it being agreed that at any time under this Agreement there shall be a requirement that any Property be a Natixis Approved Property, the Centerline Parties shall be deemed to have represented and warranted to Natixis at such time that such Property is a Natixis Approved Property);

(b)      any Centerline Party or Centerline Controlled Entity shall fail to observe or perform any covenant, condition or agreement contained in any Subject Document and such failure shall continue unremedied for a period of 15 or more days; or any Centerline Party shall fail to observe or perform the covenant set forth in Section 3.1.2(iii) hereof or in the last sentence of the second-to-last paragraph of Section 3.1.4 hereof;

(c)      Stabilization shall not have occurred with respect to the Schedule B-1 Bonds in accordance with and by the date set forth in Section 3.1.1;

(d)      a Provident Stabilization Extension Failure shall have occurred; or

(e)      failure to achieve Stabilization with respect to the Schedule B-1 Bonds on or prior to December 6, 2010 (other than with respect to the Walton Trails Project) and with respect to the Walton Trails Project either (x) failure to achieve Stabilization within two years following the Closing Date or (y) if a Forbearance Election is made, the failure to cause all amounts that were projected on Schedule B-1 hereto as a Series B Adjustment to cause Stabilization to occur with respect to the Walton Trails Project to be applied to cause Stabilization to occur with respect to one or more Schedule B-2 Bonds within nine months of the Forbearance Election Termination Date, but in any event prior to the Required Stabilization Date.

The parties hereto hereby agree that the remedies available upon the occurrence of a Cash Freeze Event shall be available only so long as the conditions causing a Cash Freeze Event continue uncured, and such remedies shall terminate upon the event constituting a Cash Freeze Event being cured, provided that notwithstanding anything in this Agreement to the contrary no Cash Freeze Event shall be deemed to have been cured unless the Centerline Parties shall have paid to Natixis the full amount of any costs and expenses (including reasonable costs and expenses of legal counsel) and all actual  damages incurred by Natixis or any affiliate thereof as the result of such Cash Freeze Event (which actual damages may include, if applicable, any incremental payments that may reasonably be payable by Natixis under an Investor Return Floor Agreement by reason of a Cash Freeze Event.).

(iii)  The definition of Natixis Approved Property is amended by removing the word “not” on the first line of subclause (a)(i) thereof.

(iv)  The following definitions are added to Article I of the Master Agreement:

“Amendment Date” means the effective date of this Amendment, which date is June 30, 2010.

“Enhanced Local Partnerships” means collectively CM Mulkey Road LLC, a Delaware limited liability company, CM Hairston Road LLC, a Delaware limited liability company and CMBuffington Road LLC, a Delaware limited liability company.

“Enhanced Projects” means each of the three properties located in the state of Georgia, owned by the respective Enhanced Local Partnerships, each of which is financed by a Schedule B-2 Bond.

“Enhanced Forbearance Agreements” means the forbearance agreements for each of the Enhanced Projects, in the form of Exhibit C-2 hereto.

“Enhanced Settlement Agreement” means the Settlement Agreement to be entered into with respect to the Enhanced Local Partnerships, in the form of Exhibit C-1 hereto, as such agreement may be modified with the consent of Natixis.

“Existing  Series F Swap Agreement” has the meaning set forth in Section 2.2.

“Glenbrook Local Partnership” means Glenbrook Terrace Housing Development, L.P., an Arizona limited partnership.

“Glenbrook Project” means the Property located in the state of Arizona, owned by the Glenbrook Local Partnership and which is financed by a Schedule B-1 Bond.

“O’Fallon Local Partnership” means O’Fallon Lakes, L.P., a Missouri limited partnership.

“O’Fallon Project” means the Property located in the state of Missouri, owned by the O’Fallon Local Partnership and which is financed by a Schedule B-2 Bond.

“Servicing Agreement” means the Servicing Agreement dated of December 1, 2007 between CMC and Freddie Mac.

“Walton Trails Local Partnership” means Caswyck Trail, LLC, a Georgia limited liability company

“Tyler House Amended Letter Agreement” shall mean that certain amended and restated letter agreement in the form of Exhibit D.

1.2	The clause references contained in the following Sections are amended as follows:

(i)	Section 1.1 Definitions:

Available Receivables: “3.1.3(a)(vi)” shall be replaced with “3.1.5”

Centerline Stabilization Cap: “3.1.1(a)(iii)” shall be replaced with “3.1.2”

CFin Distributions.  “3.1.3(a)(vii)” shall be replaced with “3.1.5(a)(vii)”

Collateral Release Capital.  “3.1.3(a)(v) ” shall be replaced with “3.1.5(a)(v)”

Credit Agreement Draws.  “3.1.3(a)(viii) ” shall be replaced with “3.1.5(a)(viii)”

Existing CFin Holdings Capital.  “3.1.3(a)(iv) ” shall be replaced with “3.1.5(a)(iv)”

Extended Schedule B-2 Stabilization Date.  “3.1.2(a) ” shall be replaced with “3.1.4(a)”

Forbearance Election.  “3.1.1(b) ” shall be replaced with “3.1.3”

Forbearance Election Termination Date.  “3.1.1(b) ” shall be replaced with “3.1.3”

Limited Support Guaranty.  “3.1.5” shall be replaced with “3.1.7”

Local Partnership Guaranties.  “3.1.1(a)(i) ” shall be replaced with “3.1.2”

Mission Del Rio Expiration Date.  “3.1.2(a) ” shall be replaced with “3.1.4”

Modified Stabilization Resolution.  “3.1.3” shall be replaced with “3.1.5”

Schedule B-1 Work-Out Sources.  “3.1.1(a) ” shall be replaced with “3.1.2”

Schedule B-2 Bonds.  “3.1.2 shall be replaced with “3.1.4”

Schedule B-2 Preliminary Work-Out Agreements.  “3.1.2” shall be replaced with “3.1.4”

Schedule B-2 Stabilization Work-Out Agreements. “3.1.3” shall be replaced with “3.1.5”

Schedule B-2 Work-Out Sources.  “3.1.3(a) ” shall be replaced with “3.1.5(a) ”

Series B Adjustments.  “3.1.1(a)(iii) ” shall be replaced with “3.1.2”

True-Up Guaranty Fee Payments.  “3.1.3(a)(iii) ” shall be replaced with “3.1.5(a)(iii) ”

Unaffiliated Local General Partners.  “3.1.1(a)(i)” shall be replaced with “3.1.2(i) ”

Unfunded Equity Payments.  “3.1.3(a)(ii) ” shall be replaced with “3.1.5(a)(ii) ”

Unrestricted Stabilization Sources.  “3.1.3(a)(v) ” shall be replaced with “3.1.5(a)(v) ”

(ii)	Section 3.2: “3.1.2” shall be replaced with “3.1.4”.

(iii)	Section 5.3(e): “3.1.2(b)” shall be replaced with “3.1.4(b)”.

(iv)	Section 5.3(f): “3.1.3” shall be replaced with “3.1.5”.

1.3       Novation of Existing CFin Series F BTB Swap Agreement. The following is added as Section 2.2 to the Master Agreement.

2.2.       Novation of Existing CFin Series F BTB Swap Agreement. On the Amendment Date, the following actions will be taken in order to cause the novation from CFin and the assumption by CFin Holdings of the obligations of CFin under the transactions under the Existing CFin Series F BTB Swap Agreements:

(a)  Each of Natixis, as remaining party, CFin as transferor, and CFin Holdings, as transferee, shall enter into a novation agreement in the form attached hereto as Exhibit 1.1(a) (the “Series F Novation Agreement”) pursuant to which the “Transactions” under (and as defined in) the Existing CFin Series F BTB Swap Agreements will be novated to CFin Holdings in place of CFin (the “Novated Series F BTB Transactions”) and will constitute “Transactions” under (and as defined in) the CFin Holdings BTB Swap Agreement entered into on the Closing Date.

(b)  CFin will, by the effectiveness of the Series F Novation Agreement, be released and discharged from its obligations under the Existing CFin Series F BTB Swap Agreements.

1.4       Stabilization of the Bonds; Debt Service Shortfall Payments and B Certificate Write-Downs.  Article III of the Master Agreement is hereby amended and restated as follows:

3.1        Work-Out Agreements.  The parties hereto agree to take the actions set forth in this Section 3.1 in order to cause Stabilization to occur with respect to the Schedule B-1 Bonds and to provide support to the Schedule B-2 Bonds (collectively, the “Stabilization Work-Out Bonds”) issued in connection with the Properties owned by Credit Enhanced Local Partnerships (the “Stabilization Work-Out Properties”).

3.1.1    Schedule B-1 Work-Out Agreements.  Bond Special Servicer shall enter into work-out agreements (the “Schedule B-1 Work-Out Agreements”) with each of the Credit Enhanced Local Partnerships whose Properties are financed by those Credit Enhanced Fund Bonds listed on Schedule B-1 (the “Schedule B-1 Bonds”).  The Schedule B-1 Work-Out Agreements shall be such agreements as contemplated by Section 5.3(d) of the Bond Reimbursement Agreement to enable the debt service coverage ratio requirements for the Properties with respect to which the Schedule B-1 Bonds have been issued to meet the requirements for Stabilization under the Bond Reimbursement Agreement. The Schedule B-1 Work-Out Agreements shall each, other than any Schedule B-1 Workout Agreement with respect to the Walton Trails Project, be in the form of the Approved Schedule B-1 Work-out Agreements attached hereto as Exhibit 3.1.1, and any amendment, modification or supplement thereto may not be entered into unless Natixis has given its prior consent, which consent shall not be unreasonably withheld or delayed.

3.1.2     Schedule B-1 Work-Out Sources.  The sources to enable the conditions for Stabilization to be met under the Schedule B-1 Work-Out Agreements shall consist of one or more of the following (the “Schedule B-1 Work-Out Sources”):

(i)     payments to be made by or on behalf of the respective Credit Enhanced Local Partnerships, including amounts guaranteed for such purpose by the Local General Partners who are not Affiliated with CCG (the “Unaffiliated Local General Partners”) or their respective Affiliates pursuant to guaranties to cause Stabilization to occur and to fund, among other obligations, Debt Service Shortfall Payments until Stabilization has occurred (the “Local Partnership Guaranties”) that are applied to either pay off that portion of  the principal amount of the respective Schedule B-1 Bonds or to acquire subordinate debt;

(ii)    capital held by the respective Credit Enhanced Funds (directly or through a Middle-Tier Entity) that has not been contributed to the respective Credit Enhanced Local Partnerships in which they have invested by reason of Stabilization not having occurred with respect to the Property of such Credit Enhanced Local Partnership (the “Unfunded Equity Payments”) which is applied to the partial mandatory redemption of the respective Schedule B-1 Bonds (which both CFin Holdings and Natixis agree as of the date hereof may be applied for the purpose of achieving Stabilization without further approval of Natixis or CFin Holdings unless a Cash Freeze Event has occurred); or

(iii)   funds to be released from either (x) the Stabilization Escrow Account or (y) other adjustments to be made to the value of the B Certificates including substitutions of existing obligations under the respective Schedule B-1 Bond with subordinated debt; and, in connection therewith, the Centerline Parties hereby agree to cause the aggregate amount of (i) funds released from the Stabilization Escrow Account plus (ii) reductions in the then current face  value of the B Certificates in the form of reductions in principal of the corresponding Schedule B-1 Bond or Schedule B-2 Bond, plus (iii)  reductions in the then current value of the B Certificates in the form of reductions in the rate of interest payable on the corresponding Schedule B-1 Bond or Schedule B-2 Bond, which reductions shall be determined using the methodology used in the example in Exhibit 3.1.2 , minus  (iv) the aggregate value (as reasonably determined by Natixis and Centerline) of any property received by any Centerline Party or its affiliates in consideration for causing Stabilization to occur with respect to a Schedule B-1 Bond or B-2 Bond to the extent not assigned and transferred in full to CFin Holdings (such aggregate amount, the “Series B Adjustments”) with respect to Natixis Approved Properties to be at least Thirty Million Dollars ($30,000,000.00), but not greater than $34,889,557.48 (the “Centerline Stabilization Cap”).

3.1.3     Provisions of the Schedule B-1 Work-Out Agreements.  The Schedule B-1 Work-Out Agreements shall be entered into with respect to each of the Schedule B-1 Bonds, other than with respect to the Glenbrook Project and the Walton Trails Project, simultaneously with entering into this Amendment and true, correct and complete copies thereof shall be delivered to Natixis.  The Centerline Parties agree to cause the transactions contemplated thereunder to be completed within nine (9) months of the Closing Date (other than with respect to the Walton Trails Project).  Failure to complete such transactions, including the Stabilization of the Properties related to the Schedule B-1 Bonds, shall constitute a Cash Freeze Event.  For the purposes of this Section 3.1.3, Stabilization with respect to any Property shall not have occurred until Freddie Mac shall have delivered to the respective trustee under the bond indenture for such Stabilization Work-Out Bond a notification that Stabilization has occurred.  The amount and the allocation of the respective Schedule B-1 Work-Out Sources to cause Stabilization to occur are set forth on Schedule B-1 hereto.  Natixis and CFin Holdings hereby consent to the use of the Schedule B-1 Work-Out Sources as set forth in Schedule B-1, to the extent that such consent is required under the respective agreements to which it is party.

(a)     Notwithstanding the foregoing, unless and until a Schedule B-1 Work-Out Agreement is entered into with respect to the Walton Trail Bonds which may be entered into at the discretion of the Centerline Parties provided that the Series B Adjustments are sufficient to cause Stabilization to occur with respect to the Walton Trail Bonds and the other Schedule B-1 Bonds, the Bond Special Servicer hereby agrees with Natixis (which agreement shall not be for the benefit of the Walton Trails Local Partnership), that subject to the terms of the Servicing Agreement,  for up to two years from the Closing Date but not later than the Special Servicing Crossover Date (as defined in the Serving Agreement) (the earlier to occur of (i) the date such forbearance terminates and (ii) the Special Servicing Crossover Date, the “Forbearance Election Termination Date”) it will not, nor will it cause Freddie Mac to, direct the trustee for the bonds issued in connection with the Walton Trails Project to foreclose thereon and further elects not to continue to make Debt Service Shortfall Payments nor cause Stabilization to occur with respect thereto (the “Forbearance Election”).  Unless the Forbearance Election is replaced by a Schedule B-1 Work-Out Agreement, then all amounts that were projected to be applied to the Walton Trails Project as a Series B Adjustment which are not so applied shall be applied to cause Stabilization to occur with respect to one or more Schedule B-2 Bonds within nine months of the Forbearance Election Termination Date but in any event prior to the Required Stabilization Date.  No Series B Adjustments projected to be applied to the Walton Trails Project shall be applied unless such Series B Adjustment causes Stabilization to occur with respect to the Walton Trails Project.  It shall be a condition to the consummation of each Schedule B-1 Work-Out Agreement that the related Credit Enhanced Partnership shall have received a Stabilization Opinion in form and substance reasonably acceptable to Natixis.  It shall be a condition to the entering into of each Schedule B-1 Work-Out Agreement that the related Property be a Natixis Approved Property at the time that such agreement is entered into; provided that it shall not be a condition to performance or consummation of such Schedule B-1 Work-Out Agreement that such Property continue to be a Natixis Approved Property.

(b)     The Approved Schedule B-1 Work-Out Agreement with respect to the  Glenbrook Project that is attached hereto and entitled “Agreement Relating to Stabilization and Loan Paydown” (the “Preferred Glenbrook Work-Out Agreement”) provides, among other things, for the provision of additional financing to the Glenbrook Project, the commitment for which has not been delivered as of the date of this Agreement. The parties agree that if such commitment is issued and the provisions of the Preferred Glenbrook Work-Out Agreement are agreed to,  the Centerline Parties are authorized to enter into the Preferred Glenbrook Work-Out Agreement within sixty days following the date of this Amendment (the “Glenbrook Execution Date”).  If the Preferred Glenbrook Work-Out Agreement is not entered into by the parties thereto on or prior to the Glenbrook Execution Date, the Centerline Parties shall remove the general partner of the Glenbrook Local Partnership and shall within thirty days of such removal enter into a Schedule B-1 Work-Out Agreement substantially in the form of the other Approved Schedule B-1 Work-Out Agreement with respect to the Glenbrook Project entitled “Bond Restructuring Agreement.” (the “Alternative Glenbrook Work-Out Agreement”).

(c)     It shall be a condition to the consummation of each Schedule B-1 Work-Out Agreement that the related Credit Enhanced Partnership shall have received a Stabilization Opinion in form and substance reasonably acceptable to Natixis. It shall be a condition to the entering into of each Schedule B-1 Work-Out Agreement that the related Property be a Natixis Approved Property at the time that such agreement is entered into; provided that it shall not be a condition to performance or consummation of such Schedule B-1 Work-Out Agreement that such Property continue to be a Natixis Approved Property.

For the avoidance of doubt, CFin Holdings shall have no obligations in respect of Debt Service Shortfall Payments for any Schedule B-1 Bond.

3.1.       Schedule B-2 Preliminary Work-Out Agreements.  CCG shall cause CAHA in its capacity as Bond Special Servicer to enter into work-out agreements in (the “Schedule B-2 Preliminary Work-Out Agreements”) with each of the Credit Enhanced Local Partnerships whose Properties are financed by those Bonds listed on Schedule B-2 (the “Schedule B-2 Bonds”) which Schedule B-2 Preliminary Work-Out Agreements shall be entered into simultaneously with entering into this Amendment, except with respect to the Approved Schedule B-2 Work-Out Agreement with respect to the O’Fallon Project,  and shall be in the form attached hereto as Exhibit 3.1.4 (the “Approved Schedule B-2 Preliminary Work-Out Agreements”).  The Schedule B-2 Preliminary Work-Out Agreements shall be such agreements, as contemplated by Section 5.3(d) of the Bond Reimbursement Agreement, that:

(a)    extend the date of mandatory Stabilization for the Schedule B-2 Bonds to a date not earlier than the Required Stabilization Date, except as provided below with respect to the Mission del Rio Bonds; and

(b)    except as provided below with respect to the Mission del Rio Bonds, provide credit support to the Credit Enhanced Local Partnership for payment of (x) Debt Service Shortfall Payments with respect to the period until Stabilization occurs but not later than the Required Stabilization Date and (y) amounts required to achieve Stabilization, which credit support shall be exclusively provided in the form of a Limited Support Guaranty.

Notwithstanding that the Approved Schedule B-2 Preliminary Work-Out Agreement with respect to the respective Schedule B-2 Bonds financing the respective Properties held by Cottonwood Hammer, LP and Hines 68, LP (the “Provident Work-Out Agreement”) provides for an extension of the Stabilization Date to June 1, 2011 rather than the Required Stabilization Date, if Stabilization has not occurred with respect to any such Schedule B-2 Bond by June 1, 2011, then CCG shall cause the Bond Special Servicer to enter into or modify the Provident Work-Out Agreement to extend the date of mandatory Stabilization with respect to such Schedule B-2 Bonds to the Required Stabilization Date.  The failure to cause such extension of the mandatory Stabilization date to occur (a “Provident Stabilization Extension Failure”) shall constitute a Cash Freeze Event under the Master Agreement.

As of the date of entering into this Amendment the Mission del Rio Project has not received Form 8609s, and, accordingly,  the  Schedule B-2 Preliminary Work-Out Agreement provides that the extension of the date of Stabilization to the Required Stabilization Date is  subject to Form 8609s being issued for the Mission del Rio Project on or before December 31, 2010.  The Approved Schedule B-2 Preliminary Work-Out Agreement with respect to the Mission del Rio Bonds provides for a forbearance from foreclosure until December 31, 2010 and an agreement to make Debt Service Shortfall Payments until December 31, 2010, which Debt Service Shortfall Payments are guaranteed by CFin Holdings .  If on or prior to December 31, 2010 Form 8609s are issued for the Mission del Rio Project, the extension of the date for Stabilization shall, by the terms of such Schedule B-2 Preliminary Work-Out Agreement, be extended to the Required Stabilization Date and the Limited Support Guaranty shall be issued by CFin Holdings.

As of the Amendment Date, the Credit Enhanced Funds investing in the O’Fallon Local Partnership have commenced steps to remove the present general partner of the O’Fallon Local Partnership and replace such general partner with I-70 South Service Road LLC.  Accordingly,  the Approved  Schedule B-2 Preliminary Work-Out Agreement with respect to the O’Fallon Project will not be entered into simultaneously with entering into this Amendment, but will be entered into by the parties thereto  on or prior to August 30, 2010, either upon the completion of such removal and replacement of the general partner of the  O’Fallon Local Partnership or, at the election of the Centerline Parties and with notice to Natixis at least 3 Business Days prior, by the present general partner of the O’Fallon Local Partnership, on behalf of the O’Fallon Local Partnership if such removal is not completed. The failure to cause the Approved Schedule B-2 Preliminary Work-Out Agreement with respect to the O’Fallon Project to be executed by August 30, 2010 shall constitute a Cash Freeze Event under this Agreement.

It shall be a condition to the consummation of each Schedule B-2 Preliminary Work-Out Agreement that the related Credit Enhanced Partnership shall have received a Stabilization Opinion in form and substance reasonably acceptable to Natixis.  It shall be a condition to the entering into of each Schedule B-2 Preliminary Work-Out Agreement that the related Property be a Natixis Approved Property at the time that such agreement is entered into.

3.1.5     Schedule B-2 Stabilization Work-Out Agreements.  Each of CCG and Natixis agree that they will commence negotiations with Freddie Mac, in its capacity as majority owner of the Schedule B-2 Bonds, to obtain relief from the Stabilization requirement with respect to the all of Schedule B-2 Bonds, which relief may consist, among other possible actions, of the reduction in interest rate, provision for bifurcating debt service payments into “must-pay” and “cash flow only” obligations, acceptance of a lower debt service coverage ratio for determining whether Stabilization has been achieved and/or provision of subordinate debt, and which alternative remedies may be applied to all or any of the Schedule B-2 Bonds (the “Modified Stabilization Resolution”).  Upon reaching such Modified Stabilization Resolution, CCG shall cause CAHA in its capacity as Bond Special Servicer to enter into work-out agreements in form and substance reasonably satisfactory to Natixis (the “Schedule B-2 Stabilization Work-Out Agreements”) with each of the Credit Enhanced Local Partnerships whose Properties are financed by Schedule B-2 Bonds.  The Schedule B-2 Stabilization Work-Out Agreements shall be such agreements that provide for Stabilization upon the conditions of the Modified Stabilization Resolution with respect to a particular Schedule B-2 Bond being achieved.

It shall be a condition to the consummation of each Schedule B-2 Stabilization Work-Out Agreement that the related Credit Enhanced Partnership shall have received a Stabilization Opinion in form and substance acceptable to Natixis. It shall be a condition to the entering into of each Schedule B-2 Stabilization Work-Out Agreement that the related Property be a Natixis Approved Property at the time that such agreement is entered; provided that it shall not be a condition to performance or consummation of such Schedule B-2 Stabilization Work-Out Agreement that such Property continue to be a Natixis Approved Property.

(a)        Available Schedule B-2 Work-Out Sources.  In addition to cash flows generated by the respective Properties and amounts otherwise loaned, advanced or made available by the Centerline Parties for such purpose (which, to the extent loaned or advanced, shall be deemed to be a Receivable and which shall be assigned to CFin Holdings under the Receivables Assignment and Assumption Agreement), the sources to enable the conditions for Stabilization to be met under the Schedule B-2 Work-Out Agreements shall consist of one or more of the following (the “Schedule B-2 Work-Out Sources”):

(i) payments by the Unaffiliated Local General Partners pursuant to the Local Partnership Guaranties;

(ii) the Unfunded Equity Payments;

(iii) payments of Guarantee Fees made by the Credit Enhanced Partnerships to the respective Credit Enhanced Fund GPs, and further distributed to CFin Holdings (the “True-Up Guaranty Fee Payments”);

(iv) funds held by CFin Holdings other than amounts borrowed at any time under the Credit Agreement, which capital is $8,724,239 as of June 24, 2010, including funds released to CFin Holdings pursuant to the Tyler House Amended Letter Agreement (“Existing CFin Holdings Capital”);

(v) amounts paid to CFin Holdings by CCG (or paid directly by Natixis to CFin Holdings) pursuant to Section  2.1(e) (the “Collateral Release Capital” and together with the Unfunded Equity Payments, the True-Up Guaranty Fee Payments and Existing CFin Holdings Capital, the “Unrestricted Stabilization Sources”);

(vi) amounts received by CFin Holdings from the Receivables Assignment made pursuant to the Receivables Assignment and Assumption Agreement (“Available Receivables”);

(vii) excess cash held by CFin that is distributable to CFin Holdings (“CFin Distributions”); and

(viii) with the consent of Natixis, provided that Stabilization has occurred with respect to all of the Schedule B-1 Bonds (other than the bonds issued in connection with the Walton Trails Project), amounts drawn or available to be drawn by CFin Holdings under the Credit Agreement, as such amounts may be increased for such purpose (the “Credit Agreement Draws”.

(b)        Obligation to enter into Schedule B-2 Stabilization Work-Out Agreements. The Schedule B-2 Stabilization Work-Out Agreements shall only be entered into if Natixis, CFin Holdings and CCG shall have approved of such Schedule B-2 Stabilization Work-Out Agreements, which consent shall not be unreasonably withheld or delayed and Freddie Mac shall have agreed that upon the consummation of such Schedule B-2 Stabilization Work-Out Agreements it will have determined that the conditions for satisfying Stabilization shall be deemed to have been met, and the allocation of the Schedule B-2  Work-Out Sources that shall be applied to satisfy the obligations under such Schedule B-2 Stabilization Work-Out Agreements shall be made as CFin Holdings, CCG and Natixis shall agree.  It shall be a condition to the consummation of each Schedule B-2 Stabilization Work-Out Agreement that the related Credit Enhanced Partnership shall have received a Stabilization Opinion in form and substance reasonably acceptable to Natixis. It shall be a condition to the entering into of each Schedule B-2 Stabilization Work-Out Agreement that the related Property be a Natixis Approved Property at the time that such agreement is entered; provided that it shall not be a condition to performance or consummation of such Schedule B-2 Stabilization Work-Out Agreement that such Property continue to be a Natixis Approved Property.

(c)        Failure to enter into Schedule B-2 Stabilization Work-Out Agreements.  If by the Required Stabilization Date, Modified Stabilization Resolutions are not reached with respect to any one or more Schedule B-2 Bonds which Modified Stabilization Resolutions provide for the application of all of the Unrestricted Stabilization Sources, then CCG shall have the right to cause CFin Holdings and CAHA to enter into such Schedule B-2 Stabilization Work-Out Agreements as CCG, in its discretion, shall determine.  Unrestricted Stabilization Sources may be applied to lend to the respective Credit Enhanced Funds, as Fund Voluntary Loans, amounts that CCG determines in its sole discretion as being appropriate and, notwithstanding anything to the contrary contained herein, including Section 3.2 hereof but subject to Section 3.3 hereof, CCG, on behalf of CFin Holdings, and the Credit Enhanced Fund GP, on behalf of the Credit Enhanced Funds, shall have the right to direct the use of such Unrestricted Stabilization Sources so long as the relevant Property is a Natixis Approved Property at the time such funds are applied.

(d)        Termination of Obligations to Satisfy Schedule B-2 Obligations.  Notwithstanding the foregoing, each Work-Out Guaranty shall provide that CFin Holdings shall not be required to make any further payments under such Work-Out Guaranty with respect to a specified Schedule B-2 Bond, and such Work-Out Guaranty shall terminate, upon the earlier of:

(i)      the Stabilization of a Schedule B-2 Bond; or

(ii)     the termination of the respective Investor Return Floor Agreement with the Credit Enhanced Fund investing in the Property financed by the Schedule B-2 Bond; or

(iii)    the Required Stabilization Date.

3.1.6     For the avoidance of doubt, CFin Holdings shall have no obligations in respect of Debt Service Shortfall Payments for any Schedule B-2 Bond or any Enhanced Bond other than as provided in the related Work-Out Guaranty.

3.1.7     The Work-Out Agreements provided with respect to one or more Schedule B-2 Bonds may provide for a Work-Out Guaranty (a “Limited Support Guaranty”) that provides a pledge of the Unrestricted Stabilization Sources to satisfy the obligation to cause Stabilization to occur, provided that such pledge is subordinate to the assets pledged pursuant to the Credit Agreement or limits recourse to the Unrestricted Stabilization Sources.  In order to provide for the allocation of the Unrestricted Stabilization Sources, with the consent of the Administrative Agent, such assets may be segregated in a separate collateral account, junior to the lien of the Credit Agreement.

3.2        Conditions to Advances by CFin Holdings.  No Applications (nor any Stabilization Payment made from Unrestricted Stabilization Sources after the Required Stabilization Date) may be made by CFin Holdings unless CCG, as the managing member of CFin Holdings provides, to CFin Holdings and to Natixis (as both Administrative Agent and as Special Member of CFin Holdings) certification in the form of Exhibit 3.2 (the “Advance Certification”) to the Master Agreement, at least six (6) Business Days prior to making such Application or such Stabilization Payment. Any payments by CFin Holdings of (w) Debt Service Shortfall Payments, except as provided in Section 3.1.2; (x) Stabilization Payments made after the Required Stabilization Date from sources other than the Unrestricted Stabilization Sources, (y) any Stabilization Payments from any sources prior to the Required Stabilization Date or (z) after the occurrence of a Cash Freeze Event, shall require the prior consent of Natixis to the making of such payment, as required by Section 5.3.  With respect to any Application for which consent is required, if the Advance Certification is delivered as described in the first sentence of this Section and no objection to the advance described in such Advance Certification is received by the date that payment is to be made as set forth in the Advance Certification (provided that such date of payment is at least six (6) business days after delivery to Natixis of the Advance Certification) by CCG, such consent of Natixis shall be deemed to have been given.

3.3        Overriding Limit on Use of Credit Agreement Proceeds.  Notwithstanding anything else to the contrary contained herein or in any of the other Restructuring Documents to which the parties hereto are a party, (i) proceeds of the Loans made on or about the Closing Date (whether used on the Closing Date or thereafter) will be used (x) exclusively for Debt Service Shortfall Payments on Natixis Approved Properties which loan proceeds shall be a first priority source for such Debt Service Shortfall Payments, or (y) to the extent approved by the Administrative Agent, to satisfy obligations to cause Stabilization to occur; (ii) proceeds of other Loans under the Credit Agreement will only be used for Credit Enhanced Fund Expenses (unless otherwise approved by the Lenders); (iii) no amounts on deposit in the Operating Account or the Wachovia Deposit Account or any other funds of CFin Holdings shall be used without the consent of Natixis if a Cash Freeze Event has occurred and is continuing; (iv) CFin Holdings shall not make any Application in respect of Debt Service Shortfall Payments unless the related Property is a Natixis Approved Property; and (v) any Application consisting of cash shall only be made directly to the applicable Credit Enhanced Fund pursuant to its Master Note.  In connection with the foregoing provisions of Section 3.3, CFin Holdings shall have no obligations under this Agreement to the extent such obligations would violate the foregoing provisions of this Section 3.3, and CFin Holdings shall not enter into any Work-Out Guaranty unless such Work-Out Guaranty gives effect to the foregoing limits and the other limitations set forth herein.

3.4.       Enhanced Forbearance Agreements.  Natixis hereby consents to the execution and delivery of the Enhanced Settlement Agreement substantially in the form of Exhibit C-1 hereto.  Upon the execution and delivery of the Enhanced Settlement Agreement and the withdrawal of the present general partners of the Enhanced Local Partnerships and the replacement of such general partners with entities controlled by Centerline (which replacement entities shall provide such pledges and enter into such other agreements as required by this Master Agreement), the Enhanced Forbearance Agreements, in the form of  Exhibit C-2 to this Agreement that are being delivered in escrow to counsel to Natixis pursuant to escrow instructions, shall be released.  The Enhanced Forbearance Agreements shall provide that the Bond Special Servicer shall forbear from exercising remedies by reason of Stabilization not having occurred with respect to the Bonds issued to finance the Enhanced Projects (the “Enhanced Bonds”) until June 30, 2011, in exchange for the agreement by the respective Borrowers to agree to continue to make debt service payments.  Each such obligation to make debt service payments shall be secured by a guaranty by CFin Holdings (the “Enhanced Debt Service Guaranties”) to make Debt Service Shortfall Payments until June 30, 2011 provided that the maximum amount of Debt Service Shortfall Payments to be made under all of the Enhanced Debt Service Guaranties shall not exceed $2,000,000 in the aggregate (the “Enhanced Debt Service Guaranty Cap”)   and if the respective Borrower’s do not have sufficient resources to make debt service payments upon the Enhanced Debt Service Guaranty Cap being exceeded, the forbearance shall continue until June 30, 2011 notwithstanding such default.   Such Guaranty will be subject to the conditions set forth in Section 3.3 hereof.  Debt Service Shortfall Payments made by CFin Holdings under the Enhanced Debt Service Guaranties shall first be made from Loan Proceeds.  Unfunded Equity Payments with respect to the Enhanced Local Partnerships may only be applied to cause Stabilization to occur with respect to the Enhanced Local Partnerships relating to Natixis Approved Properties. provided that the Centerline Parties  shall only be permitted to apply any Unfunded Equity Payments relating to any Enhanced Local Partnership  to another Enhanced Local Partnership if such application would cause Stabilization to occur with respect to each Enhanced Local Partnership with respect to which any such Unfunded Equity has been applied or if Natixis shall have consented to such application.

3.5.       Unfunded Equity Payments. Notwithstanding anything in this Agreement to the contrary, the Centerline Parties shall be permitted to apply any Unfunded Equity Payments relating to any Credit Enhanced Local Partnership (the “Subject Partnership”) to another Credit Enhanced Local Partnership if (i) such application of Unfunded Equity Payments do not contravene the documents governing the use of the Unfunded Equity Payments or fiduciary duties owed with respect to such Unfunded Equity Payments and (ii) such Subject Partnership shall have failed to earn the right to the payment of such Unfunded Equity Payment.

2.      Representations and Warranties. Each of the Centerline Parties represents and warrants to Natixis that (i) each of the representations and warranties in Section 7.1 of the Master Agreement is true and correct as of the date hereof, (ii) each Stabilization Work-Out Property and each Enhanced Project is, as of the date hereof, a Natixis Approved Property and (iii) Annex A hereto sets for a true, correct and complete list of all Unfunded Equity Payments held at each of the Credit Enhanced Funds.

3.      Consent to Stabilization Work-Out Agreements. Natixis consents to and approves the execution and delivery (x) of  each of the Approved Schedule B-1 Work-Out Agreements in the form attached hereto as Exhibit 3.1.1 hereto, (y) of  the Approved Schedule B-2 Preliminary Work-Out Agreements, including in connection therewith the  Limited Support Guaranty each in the form attached hereto as Exhibit 3.1.4 and Exhibit B-4, respectively, and (z) the Enhanced Settlement Agreement in the form of Exhibit C-1 and the Enhanced Forbearance Agreements in the form of Exhibit C-2.

4.      Tyler House Amended Letter Agreement. Simultaneously with entering into this Agreement, and as a condition to this Agreement, the respective parties shall enter into the Tyler House Amended Letter Agreement.

5.      Delivery of Information. The Centerline Parties shall deliver to Natixis within ninety (90) days of the Amendment Date copies of spreadsheets containing the information used to underwrite each of the Properties financed with the Schedule B-1 Bonds and the Schedule B-2 Bonds for the remainder of the 15-Year Compliance Period and support any tax attributes addressed in the Stabilization Opinion.

6.      Effect of Amendment. This Amendment shall become effective when it shall have been executed by each of the parties hereto.

This Amendment shall be limited as written and nothing herein shall be deemed to constitute an Amendment or waiver of any other term, provision or condition of the Master Agreement or any other agreement in any instance other than as expressly set forth in this Amendment.  Except as herein provided, each Transaction Document shall remain unchanged and in full force and effect.

7.      Defined Terms. Except as otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Master Agreement.

8.      Counterparts; Governing Law. This Amendment may be executed by one or more of the parties to this Consent on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties have executed this Consent as of the date first written above.

CENTERLINE HOLDING COMPANY

By:	/s/ Robert L. Levy
Name:
Title:

CENTERLINE CAPITAL GROUP INC.

By:	/s/ Robert L. Levy
Name:
Title:

CENTERLINE AFFORDABLE HOUSING ADVISORS LLC

By:	/s/ Robert L. Levy
Name:
Title:

CENTERLINE GUARANTEED MANAGER LLC

By:	/s/ Robert L. Levy
Name:
Title:

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CENTERLINE HOLDING COMPANY

By:	/s/ Robert L. Levy
Name:
Title:

CENTERLINE MORTGAGE CAPITAL, INC.

By:	/s/ Robert L. Levy
Name:
Title:

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NATIXIS FINANCIAL PRODUCTS INC.

By:	/s/ Kevin Alexander
Name: Kevin Alexander
Title: Managing Director

By:	/s/ Tom Sharpe
Name: Tom Sharpe
Title: Managing Director